UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the

                      Securities and Exchange Act of 1934

       Date of Report (Date of earliest reported event): February 4, 2005

                                Powerlinx, Inc.
                   (formerly Seaview Video Technology, Inc.)

               (Exact name of registrant as specified in charter)



      Nevada                         0-23081                  50-0006815
 (State or other jurisdiction     (Commission               (IRS Employer
 of incorporation)                File Number)            Identification No.)






    1700 66th St. North, Suite 300, St. Petersburg, Florida         33710
         (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (727) 866-7440

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                      Sichenzia Ross Friedman Ference LLP
                          1065 Avenue of the Americas
                            New York, New York 10018
                             Phone: (212) 930-9700
                              Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01 Other Events

The Company's Board of Directors met February 4, 2005. The Board of Directors accepted the resignation of Chairman George S. Bernardich III, and elected James Williams to succeed him as Chairman of the Board. Mr. Bernardich continues to serve as a member of the Board of Directors and its committees. The Board of Directors also retained an independent management consultant to review the Company's operational focus, allocation of financial and staffing resources, and organizational structure. The Board of Directors expects to receive his recommendations within 45-60 days. Pending the receipt and review of the consultant's recommendations, the Board limited the executive authority of CEO George Bernardich and that of President-COO Michael Ambler. During this time, their actions will require the additional approval of both the CFO and the Chairman of the Audit Committee of the Board. These actions were taken to address the Board's concerns regarding expenditures and managing growth properly.

Regarding its contract with Universal General Corporation, the Company announced it has yet to receive payment for the units shipped to UGC in the fourth quarter of 2004. The Company has sent UGC a demand for payment and will pursue its rights pursuant to the contract.


The information set forth herein was initially disclosed via a public press release on February 9, 2005. [Exhibit 10.1]

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Exhibit Number     Description
10.1 Press Release - PowerLinx Board Elects New Chairman, Engages Independent Management Consultant

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